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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                 Current Report Pursuant to Section 13 or 15(d)
                  of the Securities and Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported): September 5, 1997


                          AMERICAN HEALTHCHOICE, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    New York
                 (State or Other Jurisdiction of Incorporation)

            33-30677-NY                               11-2931252
        (Commission File No.)              (I.R.S. Employer Identification No.)

              1300 West Walnut Hill Lane, Suite 275, Irving, Texas
                    (Address of Principal Executive Offices)

                                     75038
                                   (Zip Code)

                                 (972) 751-1900
              (Registrant's Telephone Number, Including Area Code)


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On July 29, 1997, the Registrant terminated its relationship with its independent auditors, Hein + Associates LLP, effective as of that date.

         During the two most recent fiscal years and interim period subsequent to September 30, 1996, there have been no disagreements with Hein + Associates LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events. The report of Hein + Associates LLP on the financial statements of the Registrant for the fiscal year ended September 30, 1995, contained an unqualified opinion. The report of Hein + Associates LLP on the financial statements of the Registrant for the fiscal year ended September 30, 1996, included an explanatory paragraph which expressed substantial doubt about the Registrant's ability to continue as a going concern.

         The Registrant elected four new board members on April 4, 1997. At the request of the new board members the Registrant terminated its relationship with Hein + Associates LLP and engaged BDO Seidman, LLP. The Registrant has not consulted BDO Seidman, LLP prior to such appointment with respect to any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any disagreement with Hein + Associates LLP.

         The Registrant has authorized Hein + Associates LLP to respond fully to the inquiries of BDO Seidman, LLP and has requested that Hein + Associates LLP provide the Registrant with a letter addressed



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to the SEC, as required by Item 304(a)(3) of Regulation S-K, so that the
Registrant can file such letter with the SEC within ten business days after the filing of the report.

ITEM 7.  FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)   Financial Statements of Businesses Acquired.

         None.

         (b)   Pro Forma Financial Information.

         None.

         (c)   Exhibits.

         16.1  Letter re change in Certifying Accountant


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Irving, State of Texas, on September 5, 1997.


                                        AMERICAN HEALTHCHOICE, INC.

                                        By: /s/ Jay R. Stucki
                                            -----------------------------------
                                                Jay R. Stucki
                                                Chief Financial Officer
                                                (Principal Financial and
                                                Accounting Officer)